CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 30, 2010, with respect to the financial statements and financial highlights of the NestEgg Fund (formerly NestEgg 2010 Fund), NestEgg 2020 Fund, NestEgg 2030 Fund, NestEgg 2040 Fund and NestEgg 2050 Fund (five of the portfolios constituting the American Independence Funds Trust) appearing in the October 31, 2010 Annual Report to Shareholders on Form N-CSR, which is incorporated by reference in this Post-Effective Amendment No. 64 to the Registration Statement No. 333-124214 on Form N-1A (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statement of Additional Information.

/s/ Grant Thornton LLP

Chicago, Illinois

March 1, 2011